UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

Starwood Property Trust, Inc., a Maryland corporation (the “Company”), is disclosing under this Item 7.01 certain information that was included in the preliminary offering memorandum prepared in connection with the private offering described below under Item 8.01. This information has not previously been made publicly available by the Company.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section.  Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Preliminary Financial Information. The Company has not yet completed its December 31, 2017 financial statements. As of the date of this report, the Company expects the following financial information as of December 31, 2017:

•                  ratio of unencumbered assets to unsecured debt of between approximately 1.5x and 1.6x;

•                  ratio of total debt to total equity of between approximately 1.7x and 1.8x; and

•                  ratio of total debt to undepreciated equity of between approximately 1.6x and 1.7x.

Because the financial statements for the Company’s fiscal year ended December 31, 2017 have not yet been finalized, the foregoing information (which is based upon the Company’s financial statements) is subject to change, and actual figures may differ materially from this preliminary financial information and may be outside the estimated ranges. In addition, preliminary financial information as of December 31, 2017 is not necessarily indicative of similar information that may be expected as of the year ending December 31, 2018 or any other future period.

The Company has provided ranges, rather than specific amounts, for the preliminary ratio financial information described above primarily because its closing procedures for the year ended December 31, 2017 are not yet complete and, as a result, the Company’s final results upon completion of the closing procedures may vary from the preliminary estimates. These estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary financial information may be identified and could result in material changes to the Company’s estimated preliminary financial information. Estimates of this financial information are inherently uncertain and the Company undertakes no obligation to update this information. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Deloitte & Touche LLP does not express an opinion or provide any form of assurance with respect thereto.

Estimated Reduction of Deferred Tax Assets. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes substantial changes to the Internal Revenue Code of 1986, as amended. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various currently allowed deductions (including additional limitations on the deductibility of business interest and net operating losses, and substantial limitation of the deduction for personal state and local taxes imposed on individuals), changes in the international tax rules and preferential taxation of income derived by non-corporate taxpayers from “pass-through” entities.

U.S. generally accepted accounting principles require companies to re-value their deferred tax assets and liabilities as of the date of enactment, with the resulting tax effects accounted for in the reporting period of enactment. Based on currently available information, the Company estimates that the value of its net deferred tax assets will be reduced by approximately $10 million, which will be recorded in the Company’s 2017 fourth quarter core earnings.  However, the Company’s actual net deferred tax asset reduction may vary from this estimate due to a number of uncertainties and factors, including the completion of the Company’s December 31, 2017 financial statements, as well as due to further analysis and clarification of the TCJA that cannot be reasonably estimated at this time.

Item 8.01  Other Events.

On January 24, 2018, the Company issued a press release announcing that it had commenced a private offering of $400 million aggregate principal amount of its unsecured senior notes due 2021 (the “Notes”). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the net proceeds from the offering to pay the cash amounts due on its outstanding 4.55% Convertible Senior Notes due 2018 (the “Convertible Senior Notes due 2018”) at maturity or upon conversion, and to use any remaining net proceeds to repay a portion of the amount outstanding under its existing repurchase agreements.  The Convertible Senior Notes due 2018 mature on March 1, 2018, and, as of September 30, 2017, approximately $370 million aggregate principal amount of our Convertible Senior Notes due 2018 was outstanding.  The Company expects to deliver shares of its common stock with respect to conversions of Convertible Senior Notes due 2018 to the extent that the conversion value of those notes exceeds the principal amount thereof. Amounts that the Company may repay under its revolving repurchase facilities may be re-borrowed, subject to customary conditions.

The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

The information contained in this Current Report on Form 8-K, including exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release dated January 24, 2018 issued by Starwood Property Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2018	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel